UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 19, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 8.01	Other Events

On November 19, 2004, ONEOK, Inc. (the Company) announced that attorney John R. Barker will become senior vice president and general counsel to the Company effective December 16, 2004. Barker has been an attorney with Gable & Gotwals since 1974.

John A. Gaberino Jr., currently the Company's senior vice president, general counsel and assistant secretary, has been named senior vice president and special counsel to the chairman of the board.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK, Inc. dated November 19, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	November 19, 2004	By:	/s/ Jim Kneale
Jim Kneale
Senior Vice President, Treasurer
and Chief Financial Officer
(Principal Financial Officer)

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Exhibit 99.1
[ONEOK Logo]	News

November 19, 2004	Media Contact: Lori A. Webster
918-588-7570

Barker named senior vice president and general counsel to ONEOK

Tulsa, Okla. -- Attorney John R. Barker has been named senior vice president and general counsel to ONEOK, Inc. Barker has been an attorney with Gable & Gotwals since 1974. He will assume the new position at ONEOK effective Dec. 16, 2004.

John A. Gaberino Jr., currently ONEOK senior vice president, general counsel and assistant secretary, has been named senior vice president and special counsel to the chairman of the board.

David Kyle is chairman of the board, president and chief executive officer of ONEOK.

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ONEOK, Inc. is a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission primarily in the mid-continent areas of the United States. The company's energy services operations provide service to customers in most states. The company is the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, operating as Kansas Gas Service, Oklahoma Natural Gas and Texas Gas Service, serving almost 2 million customers.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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